UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2024

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11611 N. Meridian St, Suite 330 Carmel, IN 46032
(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on November 9, 2023, Neuraxis, Inc. (the “Company”) entered into a securities purchase agreement, as amended, with Flagstaff International, LLC (“Flagstaff International”) for the issuance and purchase of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at price per share of $2.38. The aggregate purchase price is $5 million, to be paid in monthly installments of $200,000 each. The creation of the Series B Preferred Stock is subject to approval by the Company’s stockholders of an amendment to the Company’s Certificate of Incorporation to authorize the creation of the Series B Preferred Stock (the “Stockholder Approval”). The Series B Preferred Stock is convertible at any time into shares of common stock of the Company, $0.001 par value per share (the “Common Stock”) without any further consideration. Following the issuance of the Series B Preferred Stock, it will rank senior to the Common Stock with respect to payments upon the liquidation, dissolution and winding up of the Company.

As previously disclosed, in February and March 2024, the Company entered into securities purchase agreements with a total of nine accredited investors for the issuance and purchase of convertible promissory notes for an aggregate purchase price of $1,135,000. The notes will be automatically converted into shares of Series B Preferred Stock (at a conversion price of $2.38 per share) following the date of the Stockholder Approval and the filing of the Certificate of Designation for the Series B Preferred Stock with the State of Delaware (the “Certificate of Designation”).

As previously disclosed, in February 2024, the Company issued a convertible promissory note to Flagstaff with substantially similar terms as the notes issued pursuant to the securities purchase agreements first entered into in February 2024.

As of the date of this filing, the Company has not yet sought the Stockholder Approval.

On May 21, 2024, the Company entered into a securities purchase agreement (the “SPA”) with three related institutional accredited investors (the “Investors”) for the issuance and purchase of convertible promissory notes (the “Notes”) for an aggregate purchase price of approximately $3 million. The Notes bear an interest rate of 8.5% per annum, which shall be payable quarterly by the Company in cash or in shares of the Common Stock at the conversion price of $2.38 per share. Certain provisions of the form of the Certificate of Designation previously filed as an exhibit to the form of February 2024 securities purchase agreement were changed with Flagstaff International’s consent. The changes include: (1) the number of shares of preferred stock to be designated as Series B Preferred Stock was increased from 1,500,000 to 4,000,000, (2) the stated value of the Series B Preferred Stock was changed from $1.00 to $2.38 per share, (3) the right to receive dividends will expire automatically on June 30, 2025, (4) the liquidation rights will automatically expire on June 30, 2025, and (5) the number of shares of the Common Stock that a holder of Series B Preferred Stock is entitled to receive shall not exceed the maximum percentage chosen by the holder, which is initially set at between 4.99% and 19.99% until the Stockholder Approval is obtained, of the number of outstanding shares of the Common Stock at the time of the conversion of the Series B Preferred Stock shares.

The maturity date of the Notes shall be on the earlier of (i) June 21, 2025 (the “Maturity Date”), (ii) upon written demand of the Investors occurring on or after March 21, 2025 in the event that the Series B Preferred Shares have not been duly authorized on or before such date, or (iii) immediately upon the occurrence of an event of default. The Notes will be automatically converted into shares of Series B Preferred Stock (at a conversion price of $2.38 per share) following the date of the Stockholder Approval and the filing of the Certificate of Designation. In the event the Company fails to obtain the Stockholder Approval before August 15, 2024, the Investors shall have the right to convert the outstanding amount of the Notes into shares of the Common Stock, at a price per share of $2.38.

In connection with the SPA and the issuance of the Notes, on the same day, the Company and Investors entered into Registration Rights Agreements (the “Registration Rights Agreements”). Pursuant to the Registration Rights Agreements, the holders of the majority of the Registrable Securities (as defined in the Registration Rights Agreements) then outstanding may request registration of all or any portion of their Registrable Securities, and the Company is required to deliver notice of such request to all other holders of Registrable Securities and prepare and file (i) a resale registration statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) within 60 days after the date of the initial request, or (ii) a registration statement on Form S-3 within 30 days after the date of the initial request, and use its best efforts to cause such registration statement to be declared effective by the Commission as soon as practicable thereafter. The Registration Rights Agreements also provides the Investors with certain piggyback registration rights.

As previously disclosed, from March through July 2023, the Company issued five-year warrants (the “2023 Warrants”). The Company also issued warrants to the placement agent for the financing with the same terms as the 2023 Warrants (the “PA Warrants”). Section 3(b) of each of the 2023 Warrants and the PA Warrants reduces the exercise price of the warrants to the lowest price at which shares of the Common Stock are sold in a subsequent transaction and also increases the number of warrant shares issuable such that the aggregate exercise price payable always remains the same even after the decrease in the warrant’s exercise price. In connection with the issuance of the Notes, the holders of over seventy percent (70%) of each of the outstanding 2023 Warrants and PA Warrants agreed to amend their warrants to permanently waive their right to receive extra warrant shares pursuant to Section 3(b) in connection with a reduction of the exercise price.

The foregoing description of the SPAs, the Notes, and the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the form of SPA, the form of Note, and the form of Registration Rights Agreement, copies of which are filed with this current report on Form 8-K as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and are hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure regarding the Notes required by this Item 2.03 is set forth in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer